                                                                    EXHIBIT 99.1

[REGIONS FINANCIAL CORP. LOGO]

July 15, 2005

REGIONS REPORTS STRONG EARNINGS ADVANCE,
ONGOING INTEGRATION SUCCESS IN SECOND QUARTER

BIRMINGHAM, Ala. -- Regions Financial Corporation (NYSE:RF) today announced highlights for the quarter ended June 30, 2005, including:

      - Earnings of $0.53 per diluted share or $0.59 excluding $0.06 in merger-related charges, up 3.5 percent linked quarter (see p.5 for additional details)

      -     Successful, on-plan bank branch conversions

      - Net interest margin expansion with corresponding net interest income gain

      -     Steady community bank loan and deposit increases

      -     Excellent credit quality

      -     Additional merger cost saves

PROMISING PROGRESS ON ALL FRONTS

"We are pleased with our overall second quarter progress," said Regions President and CEO Jackson W. Moore, who explained that the sequential quarter earnings gain was driven by higher net interest income, continued low credit costs, and additional merger-related cost saves.

"In addition to our strong earnings results, we successfully completed our first round of bank branch conversions, and made continued headway in implementing initiatives that better position the company for long-term profitable growth," Moore said.

The chief executive officer noted that Regions remains focused on developing a more powerful business model that efficiently serves customers' needs and provides high-quality, above-average returns for shareholders.

"Regions is on the right track," Moore said, "and we're looking forward to further progress in the second half of this transition year. We're all excited about our long-term opportunities, and believe that the recent realignment of our organizational structure will facilitate and accelerate realization of our vision."

The company announced changes to its executive management structure in mid June in conjunction with Moore's planned move into the additional role of chief executive officer, which took place July 1, 2005. Former Regions CEO Carl E. Jones Jr. retired from that role, but remains chairman of Regions Financial Corporation Board of Directors, a role Moore is slated to assume in July 2006.

EPS UP 3.5 PERCENT LINKED QUARTER, EXCLUDING MERGER-RELATED CHARGES

(See p. 5 for additional details)

Second quarter 2005 net income was $248.4 million, or $0.53 per diluted share, including after-tax merger-related costs of $29.6 million ($0.06 per diluted share). This compares to first quarter's $0.51 per diluted share, including $0.06 of merger-related costs. Thus, excluding merger charges, per share earnings rose 3.5 percent linked quarter to $0.59 from $0.57.

                               Continued Next Page

July 15, 2005
Page 2

Regions' July 1, 2004, merger with Union Planters Corp. was accounted for as a purchase; therefore, 2004 second quarter financial data are only for legacy Regions and do not include the former Union Planters. Legacy Regions reported second quarter 2004 net income available to common shareholders of $159.3 million, or $0.58 per diluted share, including an after-tax $2.7 million ($0.01 per share) charge related to a new accounting pronouncement and an after-tax $5.8 million ($0.02 per share) charge related primarily to merger expenses.

ON-PLAN MERGER INTEGRATION

Merger integration efforts continued to go well in the second quarter, including the critical first round of Union Planters bank branch conversions to Regions' customer systems. During the second quarter, Regions successfully converted 137 bank branches in north Alabama, Arkansas, south Kentucky, Louisiana, eastern and middle Tennessee and Texas and closed or consolidated over 30 branches. Preparations are under way for a second round of conversions now slated for mid August.

The second phase involves 205 bank branches located in Mississippi, southern Alabama, west Tennessee and the greater Memphis, Tenn. area. Mississippi is a new market state for Regions; Memphis is the headquarters city for Regions Mortgage, Regions Insurance Group and Morgan Keegan & Company Inc., the company's investment and brokerage arm. Some 320 Union Planters branches in Florida and the Midwest, which have been operating under the Regions name since January, are scheduled for conversion in November. Accordingly, all bank branch conversions should be completed before year-end 2005, which will be well ahead of the original plan.

With respect to merger-related and restructuring charges, Regions now estimates that they will total approximately $350 million versus the original estimate of $300 million. The difference is largely related to protection of the customer base through advertising and communication, higher severance costs, and costs associated with ensuring a seamless integration (such as training).

BANKING FRANCHISE ACHIEVES GAINS

"Regions' banking operations performed well in the second quarter, with community banking deposits and core loans continuing to grow at a steady clip," Moore said.

Average community banking loans were up an annualized 4 percent first-to-second quarter, and average community banking deposits increased an annualized 5 percent. Home equity and commercial real estate credits were the primary sources of core loan growth while commercial loan volume remained somewhat flat. Interest-free deposits and retail certificates of deposits were the predominant sources of growth in community banking deposits.

"Although commercial loan growth remains modest, we have made a conscious decision to maintain our strong underwriting and pricing discipline," Moore said.

On a linked-quarter basis, taxable equivalent net interest income rose $15 million, or an annualized 9 percent, to $717 million, helped by a 1 basis point increase in the net interest margin to 3.85 percent. In conjunction with a $53 million mortgage servicing rights impairment charge, $1 billion of bonds were sold at an approximate $53 million gain. The sale and reinvestment of proceeds in shorter-term instruments is expected to reduce 2005 net interest income by approximately $4 million to $5 million.

MORGAN KEEGAN POSTS STRONG EARNINGS

"While down from first quarter's record level, Morgan Keegan's second quarter earnings were strong," said Regions Vice Chairman and Morgan Keegan Chairman Allen B. Morgan Jr. Revenues and after-tax profits dipped to $195.6 million and $24.5 million, respectively, from first quarter's $204.3 million and $26.2 million. First quarter 2005 was a record quarter for investment banking; as this business returned to a more normalized level in the second quarter, the fixed income and investment advisory businesses advanced.

"Morgan Keegan's second-quarter results demonstrate the benefits of its diversified business mix," Morgan said. "While we can't control or predict market conditions, we are pleased with our momentum entering the second half of 2005."

                               Continued Next Page

July 15, 2005
Page 3

MORTGAGE BANKING PROFITS IMPROVE, DRIVEN BY NON-CONFORMING UNIT'S REBOUND

Earnings of EquiFirst, Regions' non-conforming mortgage operation, rebounded to $9.6 million in the second quarter from the preceding period's $4.8 million. Origination volume picked up to $2.5 billion from $1.7 billion and sales volume also increased from first-quarter depressed levels, lifting the gain on sale revenues.

Conforming mortgage earnings were $2.2 million (excludes $53 million mortgage servicing rights impairment charge) compared to first quarter's $5.2 million (excludes $35 million mortgage servicing rights recapture). Without a second quarter intercompany allocation that shifted $3.1 million in net interest income to the treasury division, conforming mortgage earnings would have been steady linked quarter.

Although second quarter retail origination volume edged up to $1.3 billion from the prior quarter's $1 billion, total conforming originations were down slightly to $2 billion (from first quarter's $2.1 billion) due to Regions' exit of the conforming wholesale origination business. Effective May 1, 2005, M&T Mortgage Corporation assumed the related assets and liabilities of the conforming wholesale operations; wholesale production in the quarter was $423 million. (Regions' conforming mortgage earnings are not expected to be significantly impacted by the exit of the wholesale origination business.)

"Regions' conforming mortgage business is still not operating as efficiently or profitably as we would like," said Regions CEO Moore. "While we have implemented some strategic decisions already in this line of business, we are continuing to evaluate the unit's business plan and adopt measures to improve performance.

"Also, while we are pleased with EquiFirst's second quarter results, we're cognizant that our overall mortgage business still faces challenges from potentially higher interest rates and industry competitive pressures," he continued. "Mortgage banking is a valuable part of Regions' business mix -- our aim is to profitably position it for both industry upturns and downturns."

EXPENSE CONTROL REMAINS A PRIORITY

Regions' second-quarter operating expenses declined to $718 million, excluding the $53 million mortgage servicing rights impairment charge, $43.8 million of merger-related costs and $2.7 million of Capital Factors expenses. This compares to first quarter's $722 million (excluding a $35 million mortgage servicing rights reserve recapture benefit, $38.9 million of merger costs and $8.6 million of Capital Factors expenses). First quarter expenses were adjusted to reflect second quarter's reclassification of hedging expense associated with mortgage loan sales from "Other Non-Interest Expense" to gain on sale of mortgage loans included in "Other Non-Interest Income," in accordance with general industry practice.

An incremental $4.8 million in merger-related cost saves positively impacted second quarter expenses as did reduced payroll expenses and other seasonal expense reductions. In total, second quarter expenses benefited from $29.1 million in merger saves.

Moore said the company's leadership has improving Region's operating efficiency as a key goal, and is seeing progress toward it through the achievement of merger cost-save objectives. The second quarter 2005 efficiency ratio (excluding items in table on page 5) was 61.5%, down from 62.6% in the first quarter of 2005.

"We're very focused on identifying new opportunities to rein in core costs," Moore said, "and we should see more progress toward our merger cost-save goals as savings from branch consolidations and conversions continue to emerge."

                               Continued Next Page

July 15, 2005
Page 4

NON-PERFORMING ASSETS DROP

Regions continued to maintain strong credit quality in the second quarter. Non-performing assets declined to $455.8 million (0.78 percent of loans and other real estate) as of June 30, 2005, compared to $487.1 million as of March 31, 2005.

Second-quarter net loan charge-offs increased to $34.1 million, or an annualized
0.23 percent of average loans, from first quarter's unusually low $24.7 million. A $10 million partial write-down of a single large credit discussed in previous public disclosures accounted for the quarterly jump. Provisioning of $32.5 million, which considers the $5 million previously reserved in connection with this large credit, raised the year-to-date total to $62.5 million and resulted in a June 30, 2005, loan loss allowance-to-total loans ratio of 1.30 percent.

ACTIVELY MANAGING EXCESS CAPITAL

During the second quarter, Regions used excess capital to repurchase 4 million shares of its common stock at an average price of $33.54 per share. This brought the first half buyback total to 8.5 million shares. A similar level of buybacks is anticipated for the second half of 2005. Tangible stockholders' equity to tangible common assets was 6.68 percent at June 30, 2005, compared to 6.72 percent at March 31, 2005.

ABOUT REGIONS FINANCIAL CORPORATION

Regions Financial Corporation (NYSE: RF), headquartered in Birmingham, Ala., is a full-service provider of retail and commercial banking, trust, securities brokerage, mortgage, and insurance products and services. Regions had $85.3 billion in assets as of June 30, 2005, making it one of the nation's Top 15 financial services providers. Regions' banking subsidiary, Regions Bank (which does business in some locations as Union Planters Bank), operates some 1,400 offices and a 1,700-ATM network across a 15-state geographic footprint in the South, Midwest and Texas. Its investment and securities brokerage, trust and asset management division, Morgan Keegan & Company Inc., provides services from nearly 250 offices. Additional information about Regions, which is a member of both the Forbes and Fortune 500 and has one of the top mortgage companies in the United States, can be found at www.regions.com.

                               Continued Next Page

July 15, 2005
Page 5

RECONCILIATION TO GAAP FINANCIAL MEASURES

The table below presents the computation of earnings excluding certain significant items affecting financial results. These significant items are included in financial results presented in accordance with generally accepted accounting principles (GAAP). We believe the exclusion of the significant items in expressing earnings provides a meaningful base for period-to-period comparisons. See the table below for computation of earnings excluding significant items and corresponding reconciliation to GAAP financial measures for the periods presented.

(Dollars in millions, except diluted per share amounts)    Pre-tax    After-tax   Diluted EPS
-------------------------------------------------------    --------   ---------   -----------
SECOND QUARTER 2005:
GAAP EARNINGS-COMMON SHAREHOLDERS                          $  355.8   $   248.4   $      0.53
   Significant items impact:(1)
      Merger and other charges                                (43.8)      (29.6)        (0.06)
      Gain on sale of securities                               53.4        37.1          0.08
      Mortgage servicing rights impairment                    (53.0)      (36.9)        (0.08)
                                                           --------   ---------   -----------
         Net impact                                           (43.4)      (29.4)        (0.06)
                                                           --------   ---------   -----------
  Earnings excluding significant items                     $  399.2   $   277.8   $      0.59
                                                           ========   =========   ===========

FIRST QUARTER 2005:
GAAP EARNINGS-COMMON SHAREHOLDERS                          $  347.5   $   241.6   $      0.51
   Significant items impact:(1)
      Merger and other charges                                (38.9)      (26.8)        (0.06)
      Loss on sale of securities                              (34.0)      (23.6)        (0.05)
      Mortgage servicing rights recapture                      35.0        24.3          0.05
                                                           --------   ---------   -----------
         Net impact                                           (37.9)      (26.1)        (0.06)
                                                           --------   ---------   -----------
  Earnings excluding significant items                     $  385.4   $   267.7   $      0.57
                                                           ========   =========   ===========

FOURTH QUARTER 2004:
GAAP EARNINGS-COMMON SHAREHOLDERS                          $  343.0   $   236.5   $      0.50
   Significant items impact:(1)
      Merger and other charges                                (35.0)      (26.0)        (0.06)
                                                           --------   ---------   -----------
         Net impact                                           (35.0)      (26.0)        (0.06)
                                                           --------   ---------   -----------
  Earnings excluding significant items                     $  378.0   $   262.5   $      0.56
                                                           ========   =========   ===========

THIRD QUARTER 2004:
GAAP EARNINGS-COMMON SHAREHOLDERS                          $  365.7   $   255.5   $      0.55
   Significant items impact:(1)
      Merger and other charges                                (12.4)       (8.7)        (0.02)
      Gain on sale of securities                               49.9        35.0          0.07
      Mortgage servicing rights impairment                    (50.0)      (35.1)        (0.07)
      Effect of EITF 03-6 adoption (3)                            -        (1.3)            -
                                                           --------   ---------   -----------
         Net impact                                           (12.5)      (10.1)        (0.02)
                                                           --------   ---------   -----------
  Earnings excluding significant items                     $  378.2   $   265.6   $      0.57
                                                           ========   =========   ===========

SECOND QUARTER 2004 (2):
GAAP EARNINGS-COMMON SHAREHOLDERS                          $  228.5   $   159.3   $      0.58
   Significant items impact:(1)
      Merger and other charges                                 (8.2)       (5.8)        (0.02)
      Losses on early retirement of FHLB advances             (39.6)      (28.1)        (0.10)
      Mortgage servicing rights recapture                      40.0        28.4          0.10
      Effect of EITF 03-6 adoption (3)                            -        (2.7)        (0.01)
                                                           --------   ---------   -----------
         Net impact                                            (7.8)       (8.2)        (0.03)
                                                           --------   ---------   -----------
  Earnings excluding significant items                     $  236.3   $   167.5   $      0.61
                                                           ========   =========   ===========

(1)Positive/(negative) impact on GAAP earnings

(2)Results prior to third quarter 2004 are for legacy Regions, as the merger (accounted for as a purchase transaction) with Union Planters was not effective until July 1, 2004. However, prior period per share amounts have been restated to reflect the exchange of Regions shares in connection with the merger. Each Regions shareholder received 1.2346 shares for each 1.0 share held on July 1, 2004.

(3)Adoption of EITF 03-6 "Participating Securities and the Two-Class Method under FASB Statement No. 128, Earnings per Share," reduced earnings per share $.01 for the three month period ending June 30, 2004 and reduced earnings per share less than $.01 for the three month period ending September 30, 2004. It had no impact on earnings per share for periods following September 30, 2004.

                               Continued Next Page

July 15, 2005
Page 6

                        FINANCIAL HIGHLIGHTS (UNAUDITED)
             (Dollar amounts in thousands, except per share amounts)

                            Three Months Ended             Six Months Ended
                                  June 30                       June 30
                           -------------------            -------------------
                             2005       2004     Change     2005       2004       Change
                           --------   --------   ------   --------   --------     ------
Earnings

Net income                 $248,351   $162,024       53%  $489,992   $330,559         48%
Net income available to
  common shareholders      $248,351   $159,263       56%  $489,992   $325,835         50%

Per share:
 Net income                $   0.54   $   0.59       -8%  $   1.06   $   1.20        -12%
 Net income-diluted        $   0.53   $   0.58       -9%  $   1.04   $   1.18        -12%
 Cash dividends declared   $   0.34   $   0.33        3%  $   0.68   $   0.67          1%

                                                      June 30
                                            ---------------------------
       Financial Condition                      2005           2004       Change
                                            ------------   ------------   ------
Total assets                                $ 85,279,098   $ 49,756,793       71%
Loans, net of unearned income               $ 58,338,944   $ 33,636,784       73%
Securities                                  $ 12,226,332   $  8,749,219       40%
Total earning assets                        $ 74,842,001   $ 45,767,404       64%
Total deposits                              $ 60,870,850   $ 34,436,961       77%
Stockholders' equity                        $ 10,743,305   $  4,374,596      146%
Stockholders' equity per share              $      23.28   $      16.11       44%

Selected Ratios

Return on average tangible equity*                 18.33%         20.02%
Return on average stockholders' equity*             9.21%         15.04%
Return on average total assets*                     1.17%          1.35%
Stockholders' equity to total assets               12.60%          8.79%
Allowance for loan losses as a percentage
  of loans, net of unearned income                  1.30%          1.35%
Loans, net of unearned income, to
  total deposits                                   95.84%         97.68%
Net charge-offs to average loans*                   0.20%          0.25%

*Annualized

Results prior to third quarter 2004 are for legacy Regions, as the merger (accounted for as a purchase transaction) with Union Planters was not effective until July 1, 2004. However, prior period per share amounts have been restated to reflect the exchange of Regions shares in connection with the merger. Each Regions shareholder received 1.2346 shares for each 1.0 share held on July 1, 2004.

For additional information, including supplemental financial information, refer to Regions' Form 8-K filed with the Securities and Exchange Commission on July 15, 2005, or visit Regions' Web site at www.regions.com. Regions' Investor Relations contact is Jenifer Goforth at 205/244-2823; Regions' Media contact is Kristi Lamont Ellis at 205/326-7179.

Statements made in this press release, other than those containing historical information, are forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Act of 1995. Such statements involve risks and uncertainties that may cause results to differ materially from those set forth in these statements. Regions cautions readers that results and events subject to forward-looking statements could differ materially due to the following factors: possible changes in economic and business conditions; the existence or exacerbation of general geopolitical instability and uncertainty; the ability of Regions to integrate recent acquisitions and attract new customers; possible changes in monetary and fiscal policies, and laws and regulations; the effects of easing of restrictions on participants in the financial services industry; the cost and other effects of legal and administrative cases; possible changes in the credit worthiness of customers and the possible impairment of collectibility of loans; the effects of changes in interest rates and other risks and factors identified in the company's filings with the Securities and Exchange Commission.

                                      ###

[REGIONS FINANCIAL CORP. LOGO]

                    FINANCIAL SUPPLEMENT TO SECOND QUARTER 2005 EARNINGS RELEASE

SUMMARY

Quarterly earnings of $0.53 per diluted share

- Equates to $0.59 per diluted share, excluding merger charges of $0.06 per share (see page 2 for add'l details)

- Earnings driven by net interest income increase, continued low credit costs and merger cost saves

Banking results continue to advance

- Quarterly FTE net interest income increased 8.8% linked-quarter, annualized, to $716.5 million

- Community banking loan growth of 4%, linked-quarter average, annualized, driven by commercial real estate and home equity lines of credit

- Community banking deposit growth of 5%, linked-quarter average, annualized, primarily attributable to increased interest-free deposits and retail CD's, offset by a decline in money-market deposits

Morgan Keegan's balanced business mix produces strong results in difficult market

- Profit of $24.5 million, a decline from first quarter 2005's record $26.2 million

-     Revenues of $195.6 million compared to $204.3 million in the first quarter

- Decline driven primarily by reduction in unusually strong 1Q05 investment banking activity

Conforming mortgage strategy implementation continues

-     Exit of conforming wholesale mortgage business in April

- Decline in conforming origination volume to $2.0 billion in 2Q05 compared to $2.1 billion in 1Q05 as a result of exit of wholesale business, partially offset by increased retail activity

Record EquiFirst results

- 46% increase in non-conforming origination volume to $2.5 billion in 2Q05 from $1.7 billion in 1Q05

-     Net income of $9.6 million

- Regions remains cautious regarding ability to maintain premium levels in late 2005 and 2006

Low net charge-offs and improved non-performing assets

- Quarterly net charge-offs of $34.1 million or 23 bps. of average loans, annualized

-     Net charge-offs include $10 million charge for single credit

- Non-performing assets declined 6% to $455.8 million or 0.78% of loans and other real estate at June 30, 2005, compared to $487.1 million and 0.84% at March 31, 2005

Incremental merger cost saves of $4.8 million realized this quarter

- Total cost saves of $29.1 million in the quarter for cumulative $53.5 million in 2005

-     On track for cumulative $130-$150 million of cost saves for 2005

- Incremental $6.1 million linked quarter spent on previously outlined investment initiatives

- Total investment initiative spending of $13.8 million in 2Q05 for cumulative $21.6 million in 1H05

Merger integration remains on plan

-     137 legacy Union Planters branches converted successfully in April

-     Continued to have positive deposit account trends with open/close ratio of
      1.22 for quarter

-     Event Two conversion planned for August includes 205 branches

-     Raised total merger-related charges estimate to $350MM

FINANCIAL SUPPLEMENT TO
SECOND QUARTER 2005 EARNINGS RELEASE
PAGE 2

SIGNIFICANT ITEMS AFFECTING EARNINGS
RECONCILIATION TO GAAP FINANCIAL MEASURES

The table below presents computations of earnings excluding certain significant items affecting financial results. These significant items are included in financial results presented in accordance with generally accepted accounting principles (GAAP). We believe the exclusion of the significant items in expressing earnings provides a meaningful base for period-to-period comparisons. See the table below for computations of earnings excluding significant items and corresponding reconciliation to GAAP financial measures for the periods presented.

       SIGNIFICANT ITEMS AFFECTING REGIONS FINANCIAL CORPORATION EARNINGS
                ($ in millions, except diluted per share amounts)

                                                    Pre-tax     After-tax    Diluted EPS
                                                    --------   -----------   -----------
SECOND QUARTER 2005:
GAAP EARNINGS-COMMON SHAREHOLDERS                   $  355.8   $     248.4   $      0.53
   Significant items impact:(1)
      Merger and other charges                         (43.8)        (29.6)        (0.06)
      Gain on sale of securities                        53.4          37.1          0.08
      Mortgage servicing rights impairment             (53.0)        (36.9)        (0.08)
                                                    --------   -----------   -----------
         Net impact                                    (43.4)        (29.4)        (0.06)
                                                    --------   -----------   -----------
  Earnings excluding significant items              $  399.2   $     277.8   $      0.59
                                                    ========   ===========   ===========

FIRST QUARTER 2005:
GAAP EARNINGS-COMMON SHAREHOLDERS                   $  347.5   $     241.6   $      0.51
   Significant items impact:(1)
      Merger and other charges                         (38.9)        (26.8)        (0.06)
      Loss on sale of securities                       (34.0)        (23.6)        (0.05)
      Mortgage servicing rights recapture               35.0          24.3          0.05
                                                    --------   -----------   -----------
         Net impact                                    (37.9)        (26.1)        (0.06)
                                                    --------   -----------   -----------
  Earnings excluding significant items              $  385.4   $     267.7   $      0.57
                                                    ========   ===========   ===========

FOURTH QUARTER 2004:
GAAP EARNINGS-COMMON SHAREHOLDERS                   $  343.0   $     236.5   $      0.50
   Significant items impact:(1)
      Merger and other charges                         (35.0)        (26.0)        (0.06)
                                                    --------   -----------   -----------
         Net impact                                    (35.0)        (26.0)        (0.06)
                                                    --------   -----------   -----------
  Earnings excluding significant items              $  378.0   $     262.5   $      0.56
                                                    ========   ===========   ===========

THIRD QUARTER 2004:
GAAP EARNINGS-COMMON SHAREHOLDERS                   $  365.7   $     255.5   $      0.55
   Significant items impact:(1)
      Merger and other charges                         (12.4)         (8.7)        (0.02)
      Gain on sale of securities                        49.9          35.0          0.07
      Mortgage servicing rights impairment             (50.0)        (35.1)        (0.07)
      Effect of EITF 03-6 adoption (3)                     -          (1.3)            -
                                                    --------   -----------   -----------
         Net impact                                    (12.5)        (10.1)        (0.02)
                                                    --------   -----------   -----------
  Earnings excluding significant items              $  378.2   $     265.6   $      0.57
                                                    ========   ===========   ===========

SECOND QUARTER 2004 (2):
GAAP EARNINGS-COMMON SHAREHOLDERS                   $  228.5   $     159.3   $      0.58
   Significant items impact:(1)
      Merger and other charges                          (8.2)         (5.8)        (0.02)
      Losses on early retirement of FHLB advances      (39.6)        (28.1)        (0.10)
      Mortgage servicing rights recapture               40.0          28.4          0.10
      Effect of EITF 03-6 adoption (3)                     -          (2.7)        (0.01)
                                                    --------   -----------   -----------
         Net impact                                     (7.8)         (8.2)        (0.03)
                                                    --------   -----------   -----------
  Earnings excluding significant items              $  236.3   $     167.5   $      0.61
                                                    ========   ===========   ===========

(1) Positive/(negative) impact on GAAP earnings.

(2) Results prior to third quarter 2004 are for legacy Regions, as the merger (accounted for as a purchase transaction) with Union Planters was not effective until July 1, 2004. However, prior period per share amounts have been restated to reflect the exchange of Regions shares in connection with the merger. Each Regions shareholder received 1.2346 shares for each 1.0 share held on July 1, 2004.

(3) Effective second quarter 2004 and retroactively applied, EITF 03-6, "Participating Securities and the Two-Class Method under FASB Statement No. 128, Earnings per Share," requires a portion of earnings to be allocated to participating securities using the two-class method described in FAS 128. Regions repurchased 4.0 million shares through an accelerated stock repurchase agreement entered into March 9, 2004 which included a forward agreement, considered a participating security. First and second quarter 2004 earnings were reduced by $0.01 per basic and diluted share each quarter as a result of the application of this EITF. As the position was closed out during the third quarter, basic and diluted EPS for the third quarter were reduced by less than $0.01 per share.

FINANCIAL SUPPLEMENT TO
SECOND QUARTER 2005 EARNINGS RELEASE
PAGE 3

                 REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CONDITION
                                  (UNAUDITED)

($ amounts in thousands)

                                          6/30/05        3/31/05       12/31/04        9/30/04      6/30/04 (2)
                                       ------------   ------------   ------------   ------------   ------------
Assets:
Cash and due from banks                $  2,105,962   $  1,978,199   $  1,853,399   $  1,720,573   $  1,254,432
Interest-bearing deposits
  in other banks                             85,653        126,678        115,018        135,291         35,802
Securities held to maturity                  31,284         31,893         31,152         30,700         31,639
Securities available for sale            12,195,048     12,182,651     12,585,437     12,136,226      8,717,580
Trading account assets                      957,368        953,364        928,676      1,184,308        754,213
Loans held for sale                       2,080,812      1,976,967      1,783,331      1,823,037      1,231,132
Federal funds sold and securities
  purchased under agreement
  to resell                                 603,594        521,093        717,563        571,833        810,581
Margin receivables                          549,298        551,075        477,813        516,914        549,673
Loans                                    58,533,182     58,169,485     57,735,564     57,317,386     33,863,816
Unearned income                            (194,238)      (204,982)      (208,610)      (220,806)      (227,032)
                                       ------------   ------------   ------------   ------------   ------------
       Loans, net of unearned
        income                           58,338,944     57,964,503     57,526,954     57,096,580     33,636,784
Allowance for loan losses                  (758,453)      (760,032)      (754,721)      (756,750)      (452,677)
                                       ------------   ------------   ------------   ------------   ------------
       Net Loans                         57,580,491     57,204,471     56,772,233     56,339,830     33,184,107
Premises and equipment                    1,092,302      1,108,469      1,089,094      1,096,497        639,822
Interest receivable                         350,938        337,383        345,563        322,734        182,636
Due from customers on
  acceptances                                36,418         41,313         31,982         29,441          9,604
Excess purchase price                     5,070,026      4,997,232      4,992,563      4,993,506      1,101,425
Mortgage servicing rights                   371,111        425,180        396,553        400,950        156,774
Other identifiable intangible assets        337,610        344,447        356,880        369,739         16,002
Other assets                              1,831,183      1,503,217      1,629,181      2,405,464      1,081,371
                                       ------------   ------------   ------------   ------------   ------------
                                       $ 85,279,098   $ 84,283,632   $ 84,106,438   $ 84,077,043   $ 49,756,793
                                       ============   ============   ============   ============   ============

Liabilities and Stockholders' Equity:
Deposits
    Non-interest-bearing               $ 12,200,095   $ 11,655,721   $ 11,424,137   $ 11,322,011   $  5,953,180
    Interest-bearing                     48,670,755     47,931,950     47,242,886     45,267,246     28,483,781
                                       ------------   ------------   ------------   ------------   ------------
       Total Deposits                    60,870,850     59,587,671     58,667,023     56,589,257     34,436,961
Borrowed funds:
    Short-term borrowings:
       Federal funds purchased and
         securities sold under agree-
         ment to repurchase               3,835,320      4,212,431      4,679,926      4,885,534      3,702,172
       Other short-term
         borrowings                         921,884      1,240,292      1,315,685      2,006,579      1,110,863
                                       ------------   ------------   ------------   ------------   ------------
          Total Short-term
            Borrowings                    4,757,204      5,452,723      5,995,611      6,892,113      4,813,035
    Long-term borrowings                  7,285,717      7,153,910      7,239,585      7,488,240      4,580,054
                                       ------------   ------------   ------------   ------------   ------------
       Total Borrowed Funds              12,042,921     12,606,633     13,235,196     14,380,353      9,393,089
Bank acceptances
  outstanding                                36,418         41,313         31,982         29,441          9,604
Other liabilities                         1,585,604      1,402,872      1,422,780      2,402,702      1,542,543
                                       ------------   ------------   ------------   ------------   ------------
       Total Liabilities                 74,535,793     73,638,489     73,356,981     73,401,753     45,382,197

Stockholders' equity:
    Common stock                              4,709          4,686          4,671          4,638          2,716(1)
    Surplus                               7,248,899      7,178,669      7,126,408      7,034,904        970,024(1)
    Undivided profits                     3,836,716      3,746,113      3,662,971      3,581,794      3,479,106
    Treasury stock                         (311,341)      (176,252)       (29,395)             -              -
    Unearned restricted stock               (54,384)       (60,849)       (65,451)       (33,559)       (36,904)
    Accumulated other comprehensive
       income(loss)                          18,706        (47,224)        50,253         87,513        (40,346)
                                       ------------   ------------   ------------   ------------   ------------
          Total Stockholders'
            Equity                       10,743,305     10,645,143     10,749,457     10,675,290      4,374,596
                                       ------------   ------------   ------------   ------------   ------------
                                       $ 85,279,098   $ 84,283,632   $ 84,106,438   $ 84,077,043   $ 49,756,793
                                       ============   ============   ============   ============   ============

(1) June 30, 2004, Common Stock and Surplus has been restated to post-merger terms, giving effect to the change in par value from $0.625 per share to $0.01 per share and exchange of 1.2346 shares for each 1 share of old Regions shares in connection with the July 1, 2004 merger with Union Planters

(2) Regions Financial Corporation and Union Planters Corporation merged effective July 1, 2004. The merger was accounted for as a purchase of Union Planters by Regions. As a result, periods ending prior to July 1, 2004, reflect legacy Regions Financial data on a stand-alone basis.

FINANCIAL SUPPLEMENT TO
SECOND QUARTER 2005 EARNINGS RELEASE
PAGE 4

                 REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)

($ amounts in thousands, except per share amounts)

                                                         Quarter Ended
                                        -------------------------------------------------------
                                          6/30/05    3/31/05    12/31/04   9/30/04  6/30/04 (2)
                                        ----------  ---------   --------  --------  -----------
Interest Income:
    Interest and fees on loans          $  864,115  $ 810,834   $773,574  $720,485  $   413,613
    Interest on securities:
       Taxable interest income             124,931    122,752    123,465   141,864       82,123
       Tax-exempt interest income            6,670      7,016      7,154     7,215        5,289
                                        ----------  ---------   --------  --------  -----------
       Total Interest on Securities        131,601    129,768    130,619   149,079       87,412
    Interest on loans held for sale         39,402     31,180     33,235    39,788       25,044
    Interest on margin receivables           7,167      6,142      5,615     4,993        4,434
    Income on federal funds sold and
      securities purchased under
      agreement to resell                    3,539      3,053      2,652     2,223        1,448
    Interest on time deposits in
      other banks                              599        435        442       315           18
    Interest on trading account assets       8,961     10,564     10,309     8,794        5,911
                                        ----------  ---------   --------  --------  -----------
       Total Interest Income             1,055,384    991,976    956,446   925,677      537,880

Interest Expense:
    Interest on deposits                   241,813    199,892    173,734   152,841       85,998
    Interest on short-term borrowings       37,931     38,978     37,070    33,122       18,157
    Interest on long-term borrowings        78,928     72,535     68,371    63,811       52,862
                                        ----------  ---------   --------  --------  -----------
       Total Interest Expense              358,672    311,405    279,175   249,774      157,017
                                        ----------  ---------   --------  --------  -----------
       Net Interest Income                 696,712    680,571    677,271   675,903      380,863

Provision for loan losses                   32,500     30,000     45,000    43,500       25,000
                                        ----------  ---------   --------  --------  -----------
       Net Interest Income After
         Provision for Loan Losses         664,212    650,571    632,271   632,403      355,863

Non-Interest Income:
    Brokerage and investment banking       132,179    144,490    145,926   122,285      128,886
    Trust department income                 31,256     31,990     29,824    30,386       21,668
    Service charges on deposit
      accounts                             131,654    123,818    133,381   139,286       73,607
    Mortgage servicing and origination
      fees                                  37,057     39,312     41,227    46,166       19,868
    Securities (losses) gains, net          53,400    (33,966)       197    49,937          149
    Other                                  123,879    125,266    115,988   118,747       86,628
                                        ----------  ---------   --------  --------  -----------
       Total Non-Interest Income           509,425    430,910    466,543   506,807      330,806

Non-Interest Expense:
    Salaries and employee benefits         426,443    437,658    431,953   422,858      283,361
    Net occupancy expense                   56,635     54,284     53,794    52,481       25,985
    Furniture and equipment expense         32,292     32,209     32,427    32,079       19,341
    (Recapture) impairment of MSR's         53,000    (35,000)         -    50,000      (40,000)
    Other                                  249,481    244,795    237,667   216,057      169,489
                                        ----------  ---------   --------  --------  -----------
       Total Non-Interest Expense          817,851    733,946    755,841   773,475      458,176
                                        ----------  ---------   --------  --------  -----------
       Income Before Income Taxes          355,786    347,535    342,973   365,735      228,493
Applicable income taxes                    107,435    105,894    106,513   108,989       66,469
                                        ----------  ---------   --------  --------  -----------
       Net Income                       $  248,351  $ 241,641   $236,460  $256,746  $   162,024
                                        ==========  =========   ========  ========  ===========
       Net income available to
          common shareholders           $  248,351  $ 241,641   $236,460  $255,450  $   159,263
                                        ==========  =========   ========  ========  ===========

Average shares outstanding--
  during quarter (1)                       462,913    465,122    465,629   462,606      271,024
Average shares outstanding--during
  quarter, diluted (1)                     468,193    470,759    472,833   468,125      274,564
Actual shares outstanding--
  end of quarter (1)                       461,559    463,229    466,241   463,766      271,573
Net income per share (1)                $     0.54  $    0.52   $   0.51  $   0.55  $      0.59
Net income per share, diluted (1)       $     0.53  $    0.51   $   0.50  $   0.55  $      0.58
Dividends per share (1)                 $     0.34  $    0.34   $   0.33  $   0.33  $      0.33

Taxable equivalent net interest income  $  716,507  $ 701,106   $695,345  $694,217  $   397,089

(1) Share and per share amounts for all periods presented prior to 9/30/04 have been restated to reflect the exchange of Regions shares in connection with the merger with Union Planters Corporation, which was effective July 1, 2004. Each Regions shareholder received 1.2346 shares for each 1.0 share held on July 1, 2004.

(2) Regions Financial Corporation and Union Planters Corporation merged effective July 1, 2004. The merger was accounted for as a purchase of Union Planters by Regions. As a result, periods ending prior to July 1, 2004, reflect legacy Regions Financial data on a stand-alone basis.

FINANCIAL SUPPLEMENT TO
SECOND QUARTER 2005 EARNINGS RELEASE
PAGE 5

                 REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)

($ amounts in thousands, except per share amounts)

                                                          Six Months Ended
                                                               June 30
                                                       -----------------------
                                                          2005       2004 (2)
                                                       ----------  -----------
Interest Income:
    Interest and fees on loans                         $1,674,949  $   824,625
    Interest on securities:
       Taxable interest income                            247,683      168,680
       Tax-exempt interest income                          13,686       10,950
                                                       ----------  -----------
       Total Interest on Securities                       261,369      179,630
    Interest on loans held for sale                        70,582       45,015
    Interest on margin receivables                         13,309        8,626
    Income on federal funds sold and
       securities purchased under agreement
       to resell                                            6,592        2,826
    Interest on time deposits in other banks                1,034           40
    Interest on trading account assets                     19,525       12,800
                                                       ----------  -----------
       Total Interest Income                            2,047,360    1,073,562

Interest Expense:
    Interest on deposits                                  441,705      170,052
    Interest on short-term borrowings                      76,909       37,808
    Interest on long-term borrowings                      151,463      105,842
                                                       ----------  -----------
       Total Interest Expense                             670,077      313,702
                                                       ----------  -----------
       Net Interest Income                              1,377,283      759,860

Provision for loan losses                                  62,500       40,000
                                                       ----------  -----------
       Net Interest Income After Provision
          for Loan Losses                               1,314,783      719,860

Non-Interest Income:
    Brokerage and investment banking                      276,669      267,089
    Trust department income                                63,246       42,359
    Service charges on deposit accounts                   255,472      145,475
    Mortgage servicing and origination fees                76,369       41,452
    Securities gains (losses)                              19,434       12,952
    Other                                                 249,145      179,754
                                                       ----------  -----------
       Total Non-Interest Income                          940,335      689,081

Non-Interest Expense:
    Salaries and employee benefits                        864,101      570,264
    Net occupancy expense                                 110,919       53,785
    Furniture and equipment expense                        64,501       37,471
    Impairment (recapture) of MSR's                        18,000      (28,000)
    Other                                                 494,276      308,547
                                                       ----------  -----------
       Total Non-Interest Expense                       1,551,797      942,067
                                                       ----------  -----------
       Income Before Income Taxes                         703,321      466,874
Applicable income taxes                                   213,329      136,315
                                                       ----------  -----------
       Net Income                                      $  489,992  $   330,559
                                                       ==========  ===========

       Net income available to common shareholders     $  489,992  $   325,835
                                                       ==========  ===========

Average shares outstanding--year-to-date (1)              464,011      272,147
Average shares outstanding--year-to-date, diluted (1)     469,469      275,921
Actual shares outstanding--end of quarter (1)             461,559      271,573
Net income per share (1)                               $     1.06  $      1.20
Net income per share, diluted (1)                      $     1.04  $      1.18
Dividends per share (1)                                $     0.68  $      0.67

Taxable equivalent net interest income                 $1,417,612  $   792,501

(1) Share and per share amounts for all periods presented prior to 9/30/04 have been restated to reflect the exchange of Regions shares in connection with the merger with Union Planters Corporation, which was effective July 1, 2004. Each Regions shareholder received 1.2346 shares for each 1.0 share held on July 1, 2004.

(2) Regions Financial Corporation and Union Planters Corporation merged effective July 1, 2004. The merger was accounted for as a purchase of Union Planters by Regions. As a result, periods ending prior to July 1, 2004, reflect legacy Regions Financial data on a stand-alone basis.

FINANCIAL SUPPLEMENT TO
SECOND QUARTER 2005 EARNINGS RELEASE
PAGE 6

                 REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
           CONSOLIDATED AVERAGE DAILY BALANCES AND YIELD/RATE ANALYSIS

($ amounts in thousands; yields on taxable equivalent basis)

                                                                                        Quarter Ended
                                             6/30/05                3/31/05                12/31/04
                                       --------------------   --------------------   --------------------
                                         Average     Yield/     Average     Yield/     Average     Yield/
                                         Balance      Rate      Balance     Rate       Balance      Rate
                                       -----------   ------   -----------   ------   -----------   ------
Assets
Earning assets:
  Taxable securities                   $11,660,144    4.32%   $12,016,895    4.16%   $11,876,840    4.15%
  Non-taxable securities                   508,349    8.01%       540,641    7.98%       581,273    7.62%
  Federal funds sold                       495,752    2.86%       548,461    2.26%       622,933    1.69%
  Margin receivables                       554,494    5.18%       505,230    4.93%       517,938    4.31%
  Loans, net of unearned
     income                             58,218,298    6.06%    57,511,994    5.83%    56,947,205    5.50%
  Interest-bearing deposits
     in other banks                         97,180    2.47%        81,536    2.16%       108,281    1.62%
  Loans held for sale                    2,362,598    6.69%     1,925,783    6.57%     2,038,951    6.48%
  Trading account assets                   831,576    4.41%       826,916    5.58%       933,660    4.57%
                                       -----------            -----------            -----------
     Total earning assets               74,728,391    5.77%    73,957,456    5.55%    73,627,081    5.27%
Allowance for loan losses                 (765,818)              (757,828)              (757,444)
Cash and due from banks                  1,873,651              1,838,336              1,750,666
Other non-earning assets                 9,408,136              9,279,360              9,407,608
                                       -----------            -----------            -----------
                                       $85,244,360            $84,317,324            $84,027,911
                                       ===========            ===========            ===========

Liabilities and Stockholders' Equity
Interest-bearing liabilities:
  Savings accounts                     $ 2,941,016    0.24%   $ 2,902,368    0.23%    $2,884,369    0.21%
  Interest-bearing transaction
     accounts                            3,043,512    1.77%     3,133,340    1.62%     3,156,103    1.32%
  Money market accounts                 18,749,556    1.13%    19,271,295    0.97%    19,614,293    0.80%
  Certificates of deposit of
     $100,000 or more                    8,394,155    3.09%     7,494,832    2.61%     6,563,886    2.39%
  Other interest-bearing
               accounts                 15,209,303    2.87%    14,121,224    2.63%    13,575,061    2.43%
  Federal funds purchased                4,217,075    2.72%     4,917,613    2.29%     5,620,983    1.84%
  Other short-term borrowings            1,127,613    3.31%     1,290,378    3.53%     1,422,514    3.09%
  Long-term borrowings                   7,162,105    4.42%     7,227,969    4.07%     7,331,189    3.71%
                                       -----------            -----------            -----------
     Total interest-bearing
         liabilities                    60,844,335    2.36%    60,359,019    2.09%    60,168,398    1.85%
Non-interest bearing deposits           11,863,276             11,465,076             11,588,505
Other liabilities                        1,784,187              1,777,229              1,590,382
Stockholders' equity                    10,752,562             10,716,000             10,680,626
                                       -----------            -----------            -----------
                                       $85,244,360            $84,317,324            $84,027,911
                                       ===========            ===========            ===========

Net yield on interest earning assets                  3.85%                  3.84%                  3.76%

                                             9/30/04               6/30/04 (1)
                                       --------------------    --------------------
                                         Average     Yield/      Average     Yield/
                                         Balance      Rate       Balance     Rate
                                       -----------   ------    -----------   ------
Assets
Earning assets:
  Taxable securities                   $13,222,217    4.28%    $ 8,349,129    3.98%
  Non-taxable securities                   555,324    8.03%        424,592    7.86%
  Federal funds sold                       674,308    1.31%        615,139    0.95%
  Margin receivables                       526,960    3.77%        543,090    3.28%
  Loans, net of unearned
     income                             56,126,009    5.20%     32,993,733    5.19%
  Interest-bearing deposits
     in other banks                         84,807    1.48%          5,158    1.40%
  Loans held for sale                    2,321,736    6.82%      1,712,772    5.88%
  Trading account assets                   996,587    3.71%        634,804    3.93%
                                       -----------             -----------
     Total earning assets               74,507,948    5.04%     45,278,417    4.92%
Allowance for loan losses                 (757,611)               (457,915)
Cash and due from banks                  1,664,229                 992,416
Other non-earning assets                 9,233,952               3,657,906
                                       -----------             -----------
                                       $84,648,518             $49,470,824
                                       ===========             ===========

Liabilities and Stockholders' Equity
Interest-bearing liabilities:
  Savings accounts                     $ 2,926,811    0.22%    $ 1,450,083    0.22%
  Interest-bearing transaction
     accounts                            3,151,962    1.09%      2,771,453    0.87%
  Money market accounts                 19,507,954    0.68%     10,622,534    0.63%
  Certificates of deposit of
     $100,000 or more                    5,824,425    2.14%      3,849,005    1.90%
  Other interest-bearing
               accounts                 14,005,713    2.21%      8,705,335    2.05%
  Federal funds purchased                6,623,019    1.33%      3,510,082    1.10%
  Other short-term borrowings            1,601,968    2.74%      1,185,923    2.90%
  Long-term borrowings                   7,297,349    3.48%      5,719,057    3.72%
                                       -----------             -----------
     Total interest-bearing
         liabilities                    60,939,201    1.63%     37,813,472    1.67%
Non-interest bearing deposits           11,263,949               6,003,804
Other liabilities                        1,839,944               1,291,955
Stockholders' equity                    10,605,424               4,361,593
                                       -----------             -----------
                                       $84,648,518             $49,470,824
                                       ===========             ===========

Net yield on interest earning assets                  3.71%                   3.53%

(1) Regions Financial Corporation and Union Planters Corporation merged effective July 1, 2004. The merger was accounted for as a purchase of Union Planters by Regions. As a result, periods ending prior to July 1, 2004, reflect legacy Regions Financial data on a stand-alone basis.

FINANCIAL SUPPLEMENT TO
SECOND QUARTER 2005 EARNINGS RELEASE
PAGE 7

                 REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
           CONSOLIDATED AVERAGE DAILY BALANCES AND YIELD/RATE ANALYSIS

($ amounts in thousands; yields on taxable equivalent basis)

                                                              Six Months Ended
                                                                  June 30
                                                -----------------------------------------------
                                                         2005                   2004 (1)
                                                -----------------------------------------------
                                                  Average       Yield/      Average      Yield/
                                                  Balance        Rate       Balance       Rate
                                                -----------     ------    -----------    ------
Assets
Earning assets:
     Taxable securities                         $11,837,534      4.24%    $ 8,488,474     4.02%
     Non-taxable securities                         524,406      7.99%        430,285     8.08%
     Federal funds sold                             521,961      2.55%        614,883     0.92%
     Margin receivables                             529,998      5.06%        528,506     3.28%
     Loans, net of unearned income               57,867,097      5.95%     32,667,907     5.23%
     Interest-bearing deposits in other banks        89,401      2.33%          6,363     1.26%
     Loans held for sale                          2,145,397      6.63%      1,518,886     5.96%
     Trading account assets                         829,259      4.99%        724,982     3.69%
                                                -----------               -----------
        Total earning assets                     74,345,053      5.66%     44,980,286     4.95%
Allowance for loan losses                          (761,845)                 (458,215)
Cash and due from banks                           1,856,091                   968,748
Other non-earning assets                          9,344,104                 3,654,956
                                                -----------               -----------

                                                $84,783,403               $49,145,775
                                                ===========               ===========

Liabilities and Stockholders' Equity
Interest-bearing liabilities:
     Savings accounts                           $ 2,921,799      0.23%    $ 1,438,443     0.22%
     Interest bearing transaction
        accounts                                  3,088,178      1.69%      2,706,828     0.86%
     Money market accounts                       19,008,984      1.05%     10,600,753     0.62%
     Certificates of deposit of
        $100,000 or more                          7,946,978      2.87%      3,696,782     1.92%
     Other interest-bearing accounts             14,668,269      2.76%      8,567,316     2.09%
     Federal funds purchased                      4,565,409      2.49%      3,528,213     1.04%
     Commercial paper                                     -         -             544     3.70%
     Other short-term borrowings                  1,208,546      3.42%      1,312,407     3.00%
     Long-term borrowings                         7,194,855      4.25%      5,715,380     3.72%
                                                -----------               -----------
        Total interest-bearing liabilities       60,603,018      2.23%     37,566,666     1.68%
Non-interest bearing deposits                    11,665,276                 5,856,875
Other liabilities                                 1,780,727                 1,302,854
Stockholders' equity                             10,734,382                 4,419,380
                                                -----------               -----------

                                                $84,783,403               $49,145,775
                                                ===========               ===========

Net yield on interest-earning assets                             3.85%                    3.54%

                 REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
                            ALLOWANCE FOR LOAN LOSSES

($ amounts in thousands)

                                                         Six Months Ended
                                                             June 30
                                                -------------------------------------
                                                   2005                     2004 (1)
                                                -------------------------------------
Balance at beginning of year                    $   754,721               $   454,057

Net loans charged off:
  Commercial                                         31,094                    29,822
  Real estate                                        17,627                     5,504
  Installment                                        10,047                     6,054
                                                -----------               -----------
      Total                                          58,768                    41,380
Provision charged to expense                         62,500                    40,000
                                                -----------               -----------

Balance at end of period                        $   758,453               $   452,677
                                                ===========               ===========

(1) Regions Financial Corporation and Union Planters Corporation merged effective July 1, 2004. The merger was accounted for as a purchase of Union Planters by Regions. As a result, periods ending prior to July 1, 2004, reflect legacy Regions Financial data on a stand-alone basis.

FINANCIAL SUPPLEMENT TO
SECOND QUARTER 2005 EARNINGS RELEASE
PAGE 8

                 REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
                                 SELECTED RATIOS

                                                                       QUARTER ENDED
                                                 6/30/05    3/31/05      12/31/04      9/30/04    6/30/04(2)
                                                 -------    -------    -------------   -------    ----------
Return on average assets*                           1.17%      1.16%         1.12%        1.21%       1.32%

Return on average tangible equity*                 18.46%     18.00%        17.61%       19.04%      20.02%

Return on average equity*                           9.26%      9.15%         8.81%        9.63%      14.94%

Stockholders' equity per share (1)               $ 23.28    $ 22.98     $   23.06      $ 23.02    $  16.11

Stockholders' equity to total assets               12.60%     12.63%        12.78%       12.70%       8.79%

Tangible stockholders' equity
   to tangible assets                               6.68%      6.72%         6.86%        6.75%       6.70%

Allowance for loan losses as a percentage
   of loans, net of unearned income                 1.30%      1.31%         1.31%        1.33%       1.35%

Loans, net of unearned income,
   to total deposits                               95.84%     97.28%        98.06%      100.90%      97.68%

Net charge-offs as a percentage of
   average loans*                                   0.23%      0.17%         0.33%        0.30%       0.34%

Total non-performing assets (excluding loans
   90 days past due) as a percentage of
   loans and other real estate                      0.78%      0.84%         0.79%        0.81%       0.67%

Total non-performing assets (including loans
   90 days past due) as a percentage of
   loans and other real estate                      0.91%      0.95%         0.92%        0.91%       0.78%

*Annualized

(1) Per share information has been restated to post-merger terms, giving effect to the 1.2346 for 1.0 exchange ratio that was applied to Regions shares in connection with the July 1, 2004 merger with Union Planters.

(2) Regions Financial Corporation and Union Planters Corporation merged effective July 1, 2004. The merger was accounted for as a purchase of Union Planters by Regions. As a result, periods ending prior to July 1, 2004, reflect legacy Regions Financial data on a stand-alone basis.

FINANCIAL SUPPLEMENT TO
SECOND QUARTER 2005 EARNINGS RELEASE
PAGE 9

LOANS

                        LOAN PORTFOLIO - PERIOD END DATA


($ amounts in thousands)      6/30/05      3/31/05      12/31/04     9/30/04      6/30/04
--------------------------  -----------  -----------  -----------  -----------  -----------
Commercial                  $15,391,714  $15,580,577  $15,592,887  $16,136,185  $10,034,086
Residential Mortgages        11,770,299   11,478,974   11,518,716   11,300,286    8,199,935
Other Real Estate Loans      14,438,754   14,555,851   14,385,317   13,930,971    6,738,835
Construction                  7,134,584    6,895,472    6,529,751    6,365,291    3,647,943
Branch Installment            1,694,967    1,732,933    1,781,368    1,860,289    1,256,961
Indirect Installment          1,456,836    1,507,689    1,597,641    1,698,165      808,130
Consumer Lines of Credit      5,619,645    5,370,837    5,229,256    4,920,633    2,241,820
Student Loans                   832,145      842,170      892,018      884,760      709,074
                            -----------  -----------  -----------  -----------  -----------
                            $58,338,944  $57,964,503  $57,526,954  $57,096,580  $33,636,784
                            ===========  ===========  ===========  ===========  ===========

Loans Held for Sale (HFS):
Mortgage Loans HFS          $ 2,080,791  $ 1,943,838  $ 1,605,433  $ 1,587,075  $ 1,231,132
Other Loans HFS                      21       33,129      177,898      235,962            -
                            -----------  -----------  -----------  -----------  -----------
  Total Loans HFS           $ 2,080,812  $ 1,976,967  $ 1,783,331  $ 1,823,037  $ 1,231,132
                            ===========  ===========  ===========  ===========  ===========

                                 06/30/2005            06/30/2005
($ amounts in thousands)        vs. 3/31/05*           vs. 6/30/04
------------------------------------------------  ---------------------
Commercial                     (188,863)   -4.8%  $  5,357,628     53.4%
Residential Mortgages           291,325    10.2%     3,570,364     43.5%
Other Real Estate Loans        (117,097)   -3.2%     7,699,919    114.3%
Construction                    239,112    13.9%     3,486,641     95.6%
Branch Installment              (37,966)   -8.8%       438,006     34.8%
Indirect Installment            (50,853)  -13.5%       648,706     80.3%
Consumer Lines of Credit        248,808    18.5%     3,377,825    150.7%
Student Loans                   (10,025)   -4.8%       123,071     17.4%
                            -----------   -----   ------------    -----
                            $   374,441     2.6%  $ 24,702,160     73.4%
                            ===========   =====   ============    =====

Loans Held for Sale (HFS):
Mortgage Loans HFS          $  136,953     28.2%  $    849,659     69.0%
Other Loans HFS                (33,108)  -399.7%            21       NM
                            -----------   -----   ------------    -----
  Total Loans HFS           $  103,845     21.0%  $    849,680     69.0%
                            ===========   =====   ============    =====

                        LOAN PORTFOLIO - AVERAGE BALANCES


($ amounts in thousands)          2Q05          1Q05          4Q04          3Q04          2Q04
----------------------------  ------------  ------------  ------------  ------------  ------------
Commercial                    $ 15,481,531  $ 15,384,652  $ 15,562,577  $ 15,927,841  $ 10,169,811
Residential Mortgages           11,571,952    11,497,606    11,375,564    11,120,060     8,151,118
Other Real Estate Loans         14,495,380    14,472,747    14,141,742    13,740,593     6,406,718
Construction                     7,060,083     6,685,343     6,466,120     6,148,828     3,681,832
Branch Installment               1,796,044     1,749,354     1,828,148     1,867,362     1,254,532
Indirect Installment             1,476,607     1,543,965     1,616,454     1,691,378       450,481
Consumer Lines of Credit         5,505,950     5,293,428     5,076,513     4,763,459     2,174,258
Student Loans                      830,751       884,899       880,087       866,488       704,983
                              ------------  ------------  ------------  ------------  ------------
                              $ 58,218,298  $ 57,511,994  $ 56,947,205  $ 56,126,009  $ 32,993,733
                              ============  ============  ============  ============  ============

Loans Held for Sale (HFS):
Mortgage Loans HFS            $  2,348,734  $  1,821,696  $  1,829,605  $  2,026,447  $  1,352,118
Other Loans HFS                     13,864       104,087       209,346       295,289       360,654
                              ------------  ------------  ------------  ------------  ------------
  Total Loans HFS             $  2,362,598  $  1,925,783  $  2,038,951  $  2,321,736  $  1,712,772
                              ============  ============  ============  ============  ============

                                       2Q05                   2Q05
($ amounts in thousands)            vs. 1Q05*               vs. 2Q04
----------------------------------------------------  ----------------------
Commercial                    $     96,879      2.5%  $  5,311,720     52.2%
Residential Mortgages               74,346      2.6%     3,420,834     42.0%
Other Real Estate Loans             22,633      0.6%     8,088,662    126.3%
Construction                       374,740     22.4%     3,378,251     91.8%
Branch Installment                  46,690     10.7%       541,512     43.2%
Indirect Installment               (67,358)   -17.5%     1,026,126    227.8%
Consumer Lines of Credit           212,522     16.1%     3,331,692    153.2%
Student Loans                      (54,148)   -24.5%       125,768     17.8%
                              ------------    -----   ------------    -----
                              $    706,304      4.9%  $ 25,224,565     76.5%
                              ============    =====   ============    =====

Loans Held for Sale (HFS):
Mortgage Loans HFS            $    527,038    115.7%  $    996,616     73.7%
Other Loans HFS                    (90,223)  -346.7%      (346,790)   -96.2%
                              ------------    -----   ------------    -----
  Total Loans HFS             $    436,815     90.7%  $    649,826     37.9%
                              ============    =====   ============    =====

                  AVERAGE COMMUNITY BANKING AND WHOLESALE LOANS


($ amounts in thousands)            2Q05        1Q05         4Q04         3Q04          2Q04
------------------------------  -----------  -----------  -----------  -----------  -----------
Community Bank Loans            $48,832,584  $48,322,127  $47,721,703  $46,750,704  $26,623,941
Wholesale Loans                   9,385,714    9,189,867    9,225,502    9,375,305    6,369,792
                                -----------  -----------  -----------  -----------  -----------
                                $58,218,298  $57,511,994  $56,947,205  $56,126,009  $32,993,733
                                ===========  ===========  ===========  ===========  ===========

                                       2Q05                 2Q05
($ amounts in thousands)             vs. 1Q05*            vs. 2Q04
---------------------------------------------------  ------------------
Community Bank Loans            $   510,457    4.2%  $22,208,643   83.4%
Wholesale Loans                     195,847    8.5%    3,015,922   47.3%
                                -----------   ----   -----------   ----
                                $   706,304    4.9%  $25,224,565   76.5%
                                ===========   ====   ===========   ====

*Linked quarter percentage changes are presented on an annualized basis.

- Average community banking loans increased 4% linked-quarter, annualized, primarily due to growth in real estate loans and consumer lines of credit.

- Total loan growth on an average basis increased 5% linked-quarter, annualized, primarily due to growth in construction loans and consumer lines of credit.

- The sale of Capital Factors in 2Q05 reduced period end commercial loans by approximately $240 million.

- Excluding Capital Factors, linked quarter period end commercial loan growth would have increased slightly and total period end loan growth would have been approximately $600 million or 4%, annualized. Linked quarter average loan growth would have been approximately $840 million or 6%, annualized.

FINANCIAL SUPPLEMENT TO
SECOND QUARTER 2005 EARNINGS RELEASE
PAGE 10

DEPOSITS

                       DEPOSIT PORTFOLIO - PERIOD END DATA

                                                                                               6/30/2005           6/30/2005
($ amounts in thousands)      6/30/05      3/31/05     12/31/04      9/30/04     6/30/04      vs. 3/31/05*        vs. 6/30/04
------------------------      -------      -------     --------      -------     -------   -----------------  ------------------
Interest-Free Deposits     $ 12,200,095 $ 11,655,721 $ 11,424,137 $ 11,322,011 $ 5,953,180 $   544,374  18.7% $  6,246,915 104.9%
Interest-Bearing Checking     3,033,095    3,180,102    3,234,985    3,219,056   2,844,286    (147,007)-18.5%      188,809   6.6%
Savings                       2,912,335    2,954,362    2,867,669    2,873,369   1,442,133     (42,027) -5.7%    1,470,202 101.9%
Money Market                 18,463,023   19,062,821   19,537,942   19,211,554  10,691,155    (599,798)-12.6%    7,771,868  72.7%
                           ------------ ------------ ------------ ------------ ----------- -----------------  ------------ -----
  Total Low-Cost Deposits    36,608,548   36,853,006   37,064,733   36,625,990  20,930,754    (244,458) -2.7%   15,677,794  74.9%
CD's < $100K                 10,187,180    9,861,939    9,444,820    9,135,136   4,743,932     325,241  13.2%    5,443,248 114.7%
CD's > $100K                  8,296,374    7,807,505    7,128,790    6,012,449   4,318,518     488,869  25.0%    3,977,856  92.1%
Other Time Deposits           5,778,748    5,065,221    5,028,680    4,815,682   4,443,757     713,527  56.3%    1,334,991  30.0%
                           ------------ ------------ ------------ ------------ ----------- -----------------  ------------ -----
                           $ 60,870,850 $ 59,587,671 $ 58,667,023 $ 56,589,257 $34,436,961 $ 1,283,179   8.6% $ 26,433,889  76.8%
                           ============ ============ ============ ============ =========== =================  ============ =====

                AVERAGE COMMUNITY BANKING AND WHOLESALE DEPOSITS

                                                                                                 2Q05                2Q05
($ amounts in thousands)      2Q05          1Q05        4Q04         3Q04         2Q04         vs. 1Q05*           vs. 2Q04
------------------------      ----          ----        ----         ----         ----     -----------------  ------------------
Community Bank Deposits    $ 50,248,895 $ 49,683,350 $ 48,977,996 $ 48,217,161 $27,414,895 $   565,545   4.6% $ 22,834,000  83.3%
Wholesale Deposits            9,951,923    8,704,785    8,404,221    8,463,653   5,987,319   1,247,138  57.3%    3,964,604  66.2%
                           ------------ ------------ ------------ ------------ ----------- -----------------  ------------  ----
                           $ 60,200,818 $ 58,388,135 $ 57,382,217 $ 56,680,814 $33,402,214 $ 1,812,683  12.4% $ 26,798,604  80.2%
                           ============ ============ ============ ============ =========== =================  ============  ====

*Linked quarter percentage changes are presented on an annualized basis.

- Drivers of deposit growth were interest-free deposits and retail CD's, offset partially by a decline in interest-bearing checking and money market deposits.

- Interest-free deposits increased 19%, linked-quarter, annualized due primarily to the continuing roll-out and strong reception to free consumer and business checking accounts. The decline in interest-bearing checking and money market deposits can also be partially attributed to the free checking offering.

- The increase in retail certificate of deposit balances is a result of a change in customer preference toward longer-term, higher rate deposits in combination with Regions' competitive pricing levels. This preference change also has an opposite effect on money market deposits.

- Average wholesale banking deposits increased 14%, linked-quarter, primarily due to the attractiveness of these deposits as a source of funding during the quarter, relative to other funding sources.

- The open/close ratio for DDA accounts during the quarter was 1.22 compared to 1.31 in 1Q05.

FINANCIAL SUPPLEMENT TO
SECOND QUARTER 2005 EARNINGS RELEASE
PAGE 11

OPERATING PERFORMANCE

                                                             REVENUE
                                                                                                         2Q05             2Q05
($amounts in thousands)                     2Q05       1Q05         4Q04        3Q04        2Q04       vs. 1Q05*        vs. 2Q04
-----------------------                 ----------  -----------  ----------  ----------  ---------  --------------  ---------------
Net Interest Income (TE basis)          $  716,507  $   701,106  $  695,345  $  694,217  $ 397,089  $ 15,401   8.8% $ 319,418  80.4%
Non-Interest Income (excl. sec. gains/
    losses)(1)                             456,025      464,876     466,346     456,870    330,657    (8,851) -7.6%   125,368  37.9%
                                        ----------  -----------  ----------  ----------  ---------  --------- ----  ---------  ----
  Total Revenue (TE basis)              $1,172,532  $ 1,165,982  $1,161,691  $1,151,087  $ 727,746  $  6,550   2.2% $ 444,786  61.1%
                                        ==========  ===========  ==========  ==========  =========  ========= ====  =========  ====
Fee Income as a % of Total Revenue            38.9%        39.9%       40.1%       39.7%      45.4%
                                        ==========  ===========  ==========  ==========  =========

(1) Certain amounts in prior periods have been adjusted to reflect current period presentation.

*Linked quarter percentage changes are presented on an annualized basis.

-     The net interest margin increased from 3.84% in 1Q05 to 3.85% in 2Q05.

- Regions is positioned slightly asset-sensitive at June 30, 2005, and expects to remain slightly asset-sensitive for the near term.

- Capital Factors was sold in late April. Excluding Capital Factors from both quarters, total revenue would have increased approximately 1% or 5%, annualized, linked-quarter.

FINANCIAL SUPPLEMENT TO
SECOND QUARTER 2005 EARNINGS RELEASE
PAGE 12

NON-INTEREST INCOME AND EXPENSE

                        NON-INTEREST INCOME AND EXPENSE

Non-interest Income

                                                                                                 2Q05               2Q05
($ amounts in thousands)                   2Q05     1Q05      4Q04      3Q04      2Q04         vs. 1Q05*          vs. 2Q04
------------------------                   ----     ----      ----      ----      ----         ---------          --------
Brokerage and investment banking        $132,179 $ 144,490  $ 145,926 $ 122,285 $ 128,886 $ (12,311) -34.1% $   3,293    2.6%
Trust department income                   31,256    31,990     29,824    30,386    21,668      (734)  -9.2%     9,588   44.2%
Service charges on deposit accounts      131,654   123,818    133,381   139,286    73,607     7,836   25.3%    58,047   78.9%
Mortgage servicing & origination fees     37,057    39,312     41,227    46,166    19,868    (2,255) -22.9%    17,189   86.5%
Securities gains (losses), net            53,400   (33,966)       197    49,937       149    87,366     NM     53,251     NM
Insurance premiums & commissions          19,281    22,006     19,807    21,393    21,645    (2,725) -49.5%    (2,364) -10.9%
Gain on sale of mortgage loans            40,913    33,909     32,209    32,876    35,841     7,004   82.6%     5,072   14.2%
Derivative income                          9,921     3,983      2,585     2,464     1,799     5,938  596.3%     8,122  451.5%
SOI and Capital Factors                   10,104    13,371     22,683    21,908         -    (3,267) -97.7%    10,104    N/A
Other                                     43,660    51,997     38,704    40,106    27,343    (8,337) -64.1%    16,317   59.7%
                                        -------- ---------  --------- --------- --------- ---------   ----  ---------   ----
  Total non-interest income(1)          $509,425 $ 430,910  $ 466,543 $ 506,807 $ 330,806 $  78,515   72.9% $ 178,619   54.0%
                                        ======== =========  ========= ========= ========= =========   ====  =========   ====

NON-INTEREST EXPENSE

                                                                                                 2Q05               2Q05
($ amounts in thousands)                  2Q05      1Q05       4Q04     3Q04      2Q04         vs. 1Q05*          vs. 2Q04
------------------------                  ----      ----       ----     ----      ----         ---------          --------
Salaries and employee benefits**        $411,953 $ 425,290  $ 420,328 $ 418,258 $282,369  $ (13,337) -12.5% $ 129,584   45.9%
Net occupancy expense**                   54,898    53,918     52,070    52,281   25,985        980    7.3%    28,913  111.3%
Furniture and equipment expense**         32,161    31,890     32,427    32,079   19,333        271    3.4%    12,828   66.4%
Amortization of core deposit intangible   11,693    12,126     12,552    12,974      421       (433) -14.3%    11,272     NM
Amortization of MSR's                     22,693    21,379     24,657    21,239    7,664      1,314   24.6%    15,029  196.1%
Impairment (recapture) of MSR's           53,000   (35,000)         -    50,000  (40,000)    88,000     NM     93,000     NM
Loss on early extinguishment of debt           -         -          -         -   39,620          -       -   (39,620)      -
Merger-related and other charges          43,765    38,894     35,005    12,369    8,173      4,871   50.1%    35,592     NM
Other**                                  187,688   185,449    178,802   174,275  114,611      2,239    4.8%    73,077   63.8%
                                        -------- ---------  --------- --------- --------  ---------   ----  ---------   ----
  Total non-interest expense(1)         $817,851 $ 733,946  $ 755,841 $ 773,475 $458,176  $  83,905   45.7% $ 359,675   78.5%
                                        ======== =========  ========= ========= ========  =========   ====  =========   ====

(1) Certain amounts in prior periods have been adjusted to reflect current period presentation.

*Linked quarter percentage changes are presented on an annualized basis.

** Net of merger and other charges.

- Service charges on deposit accounts increased $7.8 million from 1Q05's seasonally weak level. NSF/OD fees rebounded from previous unusually low levels; however, free checking, commercial service fees and the replacement of legacy Union Planters' fee structure with Regions' somewhat lower fee structure are all continuing to impact total service charges on deposit accounts.

- Mortgage servicing and origination fees declined as a result of the decline in conforming wholesale origination volume linked quarter.

- $1.1 billion of bonds were sold at a gain of $53.4 million in conjunction with the recognition of $53.0 million of mortgage servicing rights impairment. o Insurance premiums and commission revenues declined $2.7 million primarily as a result of seasonally higher commissions in 1Q05.

- Derivative income increased approximately $5.9 million in 2Q05 as customers chose to swap floating rate loans to fixed rate loans given the flat yield curve environment and as penetration of the Union Planters customer base continued to produce additional sales of customer derivative products.

- Capital Factors was sold in late April. Its contribution to non-interest income was $2.4 million and $7.3 million in 2Q05 and 1Q05, respectively. Its contribution to non-interest expense was $2.7 million and $8.6 million in 2Q05 and 1Q05, respectively.

- Other non-interest income decreased $8.3 million linked quarter as a result of several smaller decreases in areas such as trading account income, safe deposit fees and investments in low income housing.

- Salaries and employee benefits expense declined primarily as a result of reduced headcount, lower payroll taxes and reduced Morgan Keegan commission expense, partially offset by higher EquiFirst commission expense related to increased 2Q05 production.

- Total cost saves in 2Q05 were $29.1 million, an incremental $4.8 million compared to 1Q05's $24.4 million.

FINANCIAL SUPPLEMENT TO
SECOND QUARTER 2005 EARNINGS RELEASE
PAGE 13

NON-INTEREST INCOME AND EXPENSE (CONTINUED)

- Total spending on previously announced investment initiatives was $13.8 million, an incremental $6.1 million over 1Q05.

- Total non-interest expense declined approximately $3 million on a linked-quarter comparison, excluding the effect of merger-related expenses, impairment/recapture of MSR's and non-interest expenses related to Capital Factors.

- Note that previous periods have been adjusted to reflect the reclassification of hedging expense associated with mortgage loan sales from "Other non-interest expense" to "Gain on sale of mortgage loans", in accordance with general industry practice.

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PAGE 14

MORGAN KEEGAN

                                                  MORGAN KEEGAN
-----------------------------------------------------------------------------------------------------------------
Summary Income Statement
                                                                                    2Q05               2Q05
($ amounts in thousands)      2Q05      1Q05      4Q04      3Q04      2Q04      vs. 3/31/05*         vs. 2Q04
--------------------------  --------  --------  --------  --------  --------  ----------------   ----------------
Revenues:
  Commissions               $ 50,263  $ 49,650  $ 49,305  $ 47,079  $ 38,751  $    613     4.9%  $ 11,512    29.7%
  Principal transactions      35,425    38,277    42,524    40,169    48,583    (2,852)  -29.8%   (13,158)  -27.1%
  Investment banking          27,434    36,905    34,877    19,529    24,944    (9,471) -102.7%     2,490    10.0%
  Interest                    19,766    17,833    17,669    14,334    11,470     1,933    43.4%     8,296    72.3%
  Trust fees and services     25,207    25,856    24,734    26,402    18,245      (649)  -10.0%     6,962    38.2%
  Investment advisory         29,211    26,520    25,992    22,832    20,530     2,691    40.6%     8,681    42.3%
  Other                        8,246     9,249     8,613     6,855     7,291    (1,003)  -43.4%       955    13.1%
                            --------  --------  --------  --------  --------  --------  ------   --------   -----
    Total revenues           195,552   204,290   203,714   177,200   169,814    (8,738)  -17.1%    25,738    15.2%

Expenses:
  Interest expense            13,109     9,168     9,233     6,954     5,303     3,941   171.9%     7,806   147.2%
  Non-interest expense       143,531   153,218   156,029   139,274   133,502    (9,687)  -25.3%    10,029     7.5%
                            --------  --------  --------  --------  --------  --------  ------   --------   -----
    Total expenses           156,640   162,386   165,262   146,228   138,805    (5,746)  -14.2%    17,835    12.8%
                            --------  --------  --------  --------  --------  --------  ------   --------   -----

Income before income taxes    38,912    41,904    38,452    30,972    31,009    (2,992)  -28.6%     7,903    25.5%
Income taxes                  14,459    15,672    14,637    11,499    11,580    (1,213)  -31.0%     2,879    24.9%
                            --------  --------  --------  --------  --------  --------  ------   --------   -----
Net income                  $ 24,453  $ 26,232  $ 23,815  $ 19,473  $ 19,429  $ (1,779)  -27.1%   $ 5,024    25.9%
                            ========  ========  ========  ========  ========  ========  ======   ========   =====

Breakout of Revenue by Division
                                       Fixed-
                                       income    Equity    Regions
                             Private   Capital   Capital     MK     Investment  Interest
($ amounts in thousands)     Client    Markets   Markets   Trust     Advisory   & Other
-------------------------   --------  --------  --------  --------  ----------  --------
THREE MONTHS ENDED
JUNE 30, 2005:
$ amount of revenue         $ 60,143  $ 42,116  $ 17,797  $ 25,207  $   29,771  $ 20,518
% of gross revenue              30.8%     21.5%      9.1%     12.9%       15.2%     10.5%

THREE MONTHS ENDED
MARCH 31, 2005:
$ amount of revenue         $ 63,174  $ 40,285  $ 26,416  $ 25,856  $   28,352  $ 20,207
% of gross revenue              30.9%     19.7%     12.9%     12.7%       13.9%      9.9%

SIX MONTHS ENDED
JUNE 30, 2005:
$ amount of revenue         $123,317  $ 82,401  $ 44,213  $ 51,063  $   58,123  $ 40,725
% of gross revenue              30.8%     20.6%     11.1%     12.8%       14.5%     10.2%

SIX MONTHS ENDED
JUNE 30, 2004:
$ amount of revenue         $108,760  $101,285  $ 33,399  $ 35,836  $   41,425  $ 25,579
% of gross revenue              31.4%     29.2%      9.6%     10.3%       12.0%      7.5%

*Linked quarter percentage changes are presented on an annualized basis.

- Principal transaction revenue declined $2.9 million linked quarter as a result of a decline in customer trading activity.

- Investment banking revenue declined $9.5 million as equity deal flow slowed from record levels in 1Q05.

- Interest revenues increased $1.9 million in connection with an increase in margin account balances.

- Investment advisory revenues increased linked quarter primarily as a result of continued focus on asset management accounts as well as growth in Morgan Asset Management.

- Non-interest expenses declined $9.7 million primarily as a result of a decline in commission expenses.

- Interest expense increased as interest on customer credit declined and as internal borrowing costs increased.

- Private client revenues declined $3.0 million linked-quarter as equity trading activity levels were lower in 2Q05 than in 1Q05.

- Fixed income capital markets revenues increased $1.8 million linked-quarter due to a slight increase in fixed income banking activity in 2Q05 compared to 1Q05.

-     19,500 new accounts were opened in 2Q05 compared to 21,100 in 1Q05.

- Total customer assets were $51.7 billion at June 30, 2005, compared to $48.9 billion at March 31, 2005.

FINANCIAL SUPPLEMENT TO
SECOND QUARTER 2005 EARNINGS RELEASE
PAGE 15

MORTGAGE OPERATIONS

                                              MORTGAGE OPERATIONS
--------------------------------------------------------------------------------------------------------

                                2Q05              1Q05           4Q04          3Q04            2Q04
                            -------------    -------------  -------------  -------------   -------------
Single family mortgage
 production (millions):
  Regions Mortgage          $       1,958    $       2,086  $       2,353  $       2,456   $         952
  EquiFirst                         2,464            1,692          1,676          1,344           1,476
                            -------------    -------------  -------------  -------------   -------------
   Total                    $       4,422    $       3,778  $       4,029  $       3,800   $       2,428
                            =============    =============  =============  =============   =============

Gain(loss) on sale of
 mortgage loans (thous.):
  Regions Mortgage(1)       $       6,737    $      11,259  $       7,666  $       4,692   $      (1,013)
  EquiFirst                        34,176           22,650         24,543         28,184          36,854
                            -------------    -------------  -------------  -------------   -------------
   Total                    $      40,913    $      33,909  $      32,209  $      32,876   $      35,841
                            =============    =============  =============  =============   =============

Servicing portfolio         $39.3 Billion    $39.5 Billion  $39.4 Billion  $39.3 Billion   $15.8 Billion
Capitalized mortgage
 servicing rights (net)     $    371.1 MM    $    425.2 MM  $    396.6 MM  $    401.0 MM   $    156.8 MM
MSR valuation allowance     $     79.5 MM    $     26.5 MM  $     61.5 MM  $     61.5 MM   $     11.5 MM
MSR capitalization rate -
 total portfolio                  91 bps.         106 bps.       102 bps.       102 bps.         99 bps.
MSR capitalization rate -
3rd party servicing              119 bps.         138 bps.       127 bps.       131 bps.        138 bps.
New servicing
 capitalization rate             134 bps.         115 bps.       117 bps.       122 bps.        132 bps.

                       MORTGAGE OPERATIONS
----------------------------------------------------------------
                                  2Q05               2Q05
                                vs. 1Q05*          vs. 2Q04
                            ----------------   -----------------
Single family mortgage
 production (millions):
  Regions Mortgage          $   (128)  -24.5%  $  1,006    105.7%
  EquiFirst                      772   182.5%       988     66.9%
                            --------  ------   --------   ------
   Total                    $    644    68.2%  $  1,994     82.1%
                            ========  ======   ========   ======

Gain(loss) on sale of
 mortgage loans (thous.):
  Regions Mortgage(1)       $ (4,522) -160.7%  $  7,750   -765.1%
  EquiFirst                   11,526   203.5%    (2,678)    -7.3%
                            --------  ------   --------   ------
   Total                    $  7,004    82.6%  $  5,072     14.2%
                            ========  ======   ========   ======



(1) Certain amounts in prior periods have been adjusted to reflect current period presentation.

* Linked quarter percentage changes are presented on an annualized basis.

- Conforming mortgage production declined slightly to $2.0 billion in 2Q05 from $2.1 billion in 1Q05 due primarily to Regions' exit of the conforming wholesale mortgage business.

- Conforming wholesale production totaled $423 million in 2Q05 compared to $758 million in 1Q05.

- Non-conforming mortgage production increased from $1.7 billion in 1Q05 to $2.5 billion in 2Q05, an increase of 46%.

- Regions Mortgage gain on sale of mortgage loans for all quarters is presented net of hedging expense as discussed on page 13.

- EquiFirst's gain on sale of mortgage loans increased, linked-quarter, primarily as a result of higher sales volume in the second quarter of 2005.

- Regions Mortgage net income, excluding MSR impairment/recapture, was $2.2 million in 2Q05 compared to $5.2 million in 1Q05. 2Q05 results exclude $3.2 million in net interest income related to mortgage loans which were moved to the treasury division in 2Q05. On a comparable basis, conforming mortgage income was steady at approximately $5 million.

- EquiFirst's net income increased to $9.6 million in 2Q05 from $4.8 million in 1Q05.

- Regions Mortgage originates conforming mortgage loans and services loans originated in-house and by others.

- EquiFirst originates non-conforming mortgage loans primarily through a broker network and sells them servicing-released, on a whole loan basis, at a premium.

FINANCIAL SUPPLEMENT TO
SECOND QUARTER 2005 EARNINGS RELEASE
PAGE 16

CREDIT QUALITY

                                                                        CREDIT QUALITY
                                 ----------------------------------------------------------------------------------------------
                                                                                                           YTD           YTD
($ in thousands)                     2Q05         1Q05          4Q04          3Q04          2Q04         6/30/05       6/30/04
------------------------------   ----------    ----------    ----------    ----------    ----------    ----------    ----------
Allowance for loan losses        $  758,453    $  760,032    $  754,721    $  756,750    $  452,677
Provision for loan losses        $   32,500    $   30,000    $   45,000    $   43,500    $   25,000    $   62,500    $   40,000

Net loans charged off:
  Commercial                     $   21,869    $    9,225    $   28,744    $   19,201    $   21,472    $   31,094    $   29,822
  Real estate                         7,686         9,941         6,560        12,716         3,846    $   17,627    $    5,504
  Installment                         4,524         5,523        11,725        10,654         2,571    $   10,047    $    6,054
                                 ----------    ----------    ----------    ----------    ----------    ----------    ----------
    Total                        $   34,079    $   24,689    $   47,029    $   42,571    $   27,889    $   58,768    $   41,380
                                 ==========    ==========    ==========    ==========    ==========    ==========    ==========

Net loan charge-offs as a % of
  average loans, annualized
  Commercial                           0.57%         0.24%         0.74%         0.50%         0.83%         0.41%         0.58%
  Real estate                          0.09%         0.12%         0.08%         0.17%         0.09%         0.11%         0.07%
  Installment                          0.20%         0.25%         0.48%         0.41%         0.18%         0.22%         0.21%
                                 ----------    ----------    ----------    ----------    ----------    ----------    ----------
     Total                             0.23%         0.17%         0.33%         0.30%         0.34%         0.20%         0.25%
                                 ==========    ==========    ==========    ==========    ==========    ==========    ==========

Non-performing assets:
Non-accrual loans                $  391,542    $  429,171    $  388,379    $  389,491    $  187,685
Renegotiated loans                      247           257           279           284             -
Other real estate                    64,031        57,624        63,598        72,424        37,652
                                 ----------    ----------    ----------    ----------    ----------
  Total                          $  455,820    $  487,052    $  452,256    $  462,199    $  225,337
                                 ==========    ==========    ==========    ==========    ==========

Loans past due > 90 days         $   76,417    $   62,074    $   74,777    $   61,545    $   37,147

- Annualized charge-offs were 0.23% of average loans in 2Q05 compared to 0.17% of average loans in 1Q05.

- 2Q05 net charge-offs include a $10 million charge related to the previously mentioned loan relationship that was placed on non-accrual status in 1Q05. The outstanding balance of approximately $50 million remains in non-accrual loans.

- During 2Q05 non-performing assets declined $31.2 million to $455.8 million compared to $487.1 million in 1Q05.

- At June 30, 2005, non-performing assets totaled 0.78% of loans and other real estate compared to 0.84% at March 31, 2005.

- Regions' non-performing loan portfolio is composed primarily of small to medium-sized loans that are diversified geographically throughout its franchise.

- Management considers the current level of the allowance for loan losses adequate to absorb probable losses from loans in the portfolio. Management's determination of the adequacy of the allowance for loan losses requires the use of judgments and estimates that may change in the future. Unfavorable changes in the factors used by management to determine the adequacy of the reserve, or the availability of new information, could cause the allowance for loan losses to be increased or decreased in future periods.

FINANCIAL SUPPLEMENT TO
SECOND QUARTER 2005 EARNINGS RELEASE
PAGE 17

ADDITIONAL FINANCIAL AND OPERATIONAL DATA

                                     2Q05         1Q05       4Q04        3Q04         2Q04
                                   ---------   ---------   ---------   ---------   ---------
FTE employees                      25,654      25,751      26,117      26,382      16,506
Authorized shares remaining
  under buyback program              10.7 MM     14.7 MM     19.2 MM       20 MM       20 MM
Full service offices                1,320       1,336       1,322       1,315         689
ATM's                               1,577       1,598       1,619       1,639         754
Morgan Keegan offices                 268         251         244         232         148

- Regions has Board of Directors authorization to repurchase up to 20 million shares of common stock.

-     During the second quarter, 4 million shares were repurchased.

MERGER-RELATED AND OTHER CHARGES
(Pre-tax dollars in millions)

                                                                                    REGIONS
                                                                      INCOME STATEMENT    EXCESS PURCHASE
                                      TOTAL         UNION PLANTERS         EFFECT              PRICE
                                  --------------    --------------    ----------------    ---------------
   First Quarter 2004             $         12.2    $         11.9    $            0.3    $             -
   Second Quarter 2004                     128.2             114.5                 8.2                5.5
   Third Quarter 2004                       92.0               n/a                12.4               79.6
   Fourth Quarter 2004                      35.0               n/a                35.0                  -
   First Quarter 2005                       38.9               n/a                38.9                  -
   Second Quarter 2005                      55.9               n/a                43.8               12.1
                                  --------------    --------------    ----------------    ---------------
Cumulative to date                         362.2             126.4               138.6               97.2
                                  --------------    --------------    ----------------    ---------------

Updated projection of merger-
    related expenses(1)                    350.0
Union Planters restructuring
    charges(2)                              60.0


                                  --------------
Total merger-related
    restructuring charges         $        410.0
                                  --------------

                                  --------------
Estimated remaining charges
    to be incurred                $         47.8
                                  --------------

                                  --------------
Cumulative to date vs.
    total projected                         88.3%
                                  ==============

(1) Projections provided by management at time of merger announcement, January 23, 2004, and updated at 6/30/05.

(2) Projections provided by Union Planters management in 4Q03 press release.

FINANCIAL SUPPLEMENT TO
SECOND QUARTER 2005 EARNINGS RELEASE
PAGE 18

FORWARD-LOOKING STATEMENTS

The information contained in this press release may include forward-looking statements that reflect Regions' current views with respect to future events and financial performance. The forward-looking statements are based only on current expectations and general assumptions and are subject to various risks, uncertainties, and other factors that may cause actual results to differ materially from the views, beliefs, and projections expressed in such statements. Such forward-looking statements are made in good faith by Regions pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995.

The words "believe," "expect," "anticipate," "project," and similar expressions signify forward-looking statements. Readers are cautioned not to place undue reliance on any forward-looking statements made by or on behalf of Regions. Any such statement speaks only as of the date the statement was made. Regions undertakes no obligation to update or revise any forward-looking statements.

Some factors that may affect the accuracy of our projections apply generally to the financial services industry, including: (1) the easing of restrictions on participants in the financial services industry, such as banks, securities brokers and dealers, investment companies, and finance companies, may increase our competitive pressures; (2) possible changes in interest rates may increase our funding costs and reduce our earning asset yields, thus reducing our margins; (3) possible changes in general economic and business conditions in the United States and the South, in general, and in the communities we serve, in particular, may lead to a deterioration in credit quality, thereby increasing our provisioning costs, or a reduced demand for credit, thereby reducing our earning assets; (4) the existence or exacerbation of general geopolitical instability and uncertainty, including the threat or occurrence of acts of terror or the occurrence or escalation of hostilities; (5) possible changes in trade, monetary and fiscal policies, laws, and regulations, and other activities of governments, agencies, and similar organizations, including changes in accounting standards, may have an adverse effect on our business; and (6) possible changes in consumer and business spending and saving habits could have an effect on our ability to grow our assets and to attract deposits.

Other factors that may affect the accuracy of our projections are specific to Regions, including: (1) the cost and other effects of material contingencies, including litigation contingencies; (2) our ability to expand into new markets and to maintain profit margins in the face of pricing pressures; (3) our ability to keep pace with technological changes; (4) our ability to develop competitive new products and services in a timely manner and the acceptance of such products and services by Regions' customers and potential Regions customers; (5) our ability to effectively manage interest rate risk and other market risk, credit risk and operational risk; (6) our ability to manage fluctuations in the value of our assets and liabilities and off-balance sheet exposures so as to maintain sufficient capital and liquidity to support our business; and (7) our ability to achieve the earnings expectations related to the businesses that we have acquired or may acquire in the future, which in turn depends on a variety of factors, including: our ability to achieve anticipated cost savings and revenue enhancements with respect to acquired operations; the assimilation of acquired operations to the Regions corporate culture, including the ability to instill our credit practices and efficient approach to acquired operations; and the continued growth of the markets that the acquired entities serve, consistent with recent historical experience.

In addition, statements made in this financial supplement and the accompanying press release, other periodic reports filed by Regions with the Securities and Exchange Commission, and other written or oral statements made by or on behalf of Regions may include forward looking statements relating to the benefits of the merger between Regions and Union Planters Corporation, including future financial and operating results, and Regions' plans, objectives, expectations and intentions. Such statements involve risks and uncertainties that may cause results to differ materially from those set forth in these statements.

The following factors, among those addressed above and others, could cause actual results to differ materially from those set forth in such forward-looking statements: (1) the level and timeliness of realization, if any, of expected cost savings and revenue synergies from the merger; (2) difficulties related to the operational effects of the merger and the integration of the businesses of Regions and Union Planters, including integration of information systems and retention of key personnel; (3) disruption from the merger may make it more difficult to maintain relationships with clients, employees or suppliers; (4) a materially adverse change in the financial condition of Regions, Union Planters or the combined company; (5) lower than expected revenues following the merger
(6) other difficulties resulting from the merger.

Regions' Investor Relations contact is Jenifer M. Goforth at (205) 244-2823; Regions' Media contact is Kristi Lamont Ellis at (205) 326-7179.